SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                               NUCOR CORPORATION
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                               NUCOR CORPORATION
2100 Rexford Road Charlotte, North Carolina 28211 Phone 704/366-7000 Fax
                                  704/362-4208

       NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT


                                ANNUAL MEETING

     The 1998 annual meeting of stockholders of Nucor Corporation will be held in Room C on the 11th Floor of Chase Manhattan Bank, 270 Park Avenue (between 47th and 48th Streets), New York City, at 2:00 p.m. on Thursday, May 14, 1998, for the following purposes (and to conduct such other business as may properly come before the meeting): (1) elect two directors for three years; and (2) approve an amendment to Nucor's Certificate of Incorporation increasing its authorized common stock.

     Stockholders of record at the close of business on March 16, 1998, are entitled to notice of and to vote at the meeting.

     IT IS IMPORTANT THAT YOU VOTE. PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, IN THE ENCLOSED ENVELOPE, TO INSURE THAT YOU WILL BE REPRESENTED AT THE MEETING. YOUR PROMPT ATTENTION IS REQUESTED.

                                  By order of the Board of Directors,
                                                        SAMUEL SIEGEL

                           Vice Chairman and Chief Financial Officer,
March 23, 1998                               Treasurer and Secretary

         PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD
                IN THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED.


                              GENERAL INFORMATION

     The enclosed proxy is being solicited by the Board of Directors of Nucor Corporation for use at the 1998 annual meeting of stockholders to be held on Thursday, May 14, 1998, and any adjournment. The proxy may be revoked by the stockholder by letter to the Secretary of Nucor received before the meeting, or by utilizing a ballot at the meeting. In addition to solicitation by mail, arrangements may be made with third parties, including brokerage firms and other custodians, nominees, and fiduciaries, the cost of which will by paid by Nucor.

     The total number of outstanding shares of common stock as of February 28, 1998 was 88,043,678. Only stockholders of record at the close of business on March 16, 1998 are entitled to notice of, and to vote at, the meeting. A majority of the outstanding shares constitutes a quorum. In voting on matters other than the election of directors, each stockholder has one vote for each share of stock held. With respect to the election of directors, stockholders have cumulative voting rights, which means that each stockholder has the number of votes equal to the number of shares held times the number of directors to be elected. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. For matters other than the election of directors, abstentions are counted in tabulations of votes cast on proposals presented to stockholders, and have the effect of voting against such proposals; broker non-votes are not counted for purposes of determining whether a proposal has been approved. Directors are elected by plurality vote; thus, any shares not voted (abstention, broker non-vote or otherwise) have no effect. Unless otherwise specified, matters other than the election of directors require the vote of a majority of the shares represented at the meeting. The shares represented by the enclosed proxy will be voted if the proxy is properly signed and received prior to the meeting, and is not revoked by the stockholder, and will give to the persons appointed as proxies the discretionary authority to cumulate votes.

     At February 28, 1998, State Farm Mutual Automobile Insurance Company and related entities beneficially owned, with voting and investment power, 7,492,400 shares (8.51%); FMR Corporation (Fidelity Funds) beneficially owned, with voting and investment power, 7,653,183 shares (8.69%); and AMVESCAP PLC and related entities beneficially owned, with voting and investment power, 4,660,207 shares (5.29%); of the outstanding common stock of Nucor.

     The 1997 annual report of Nucor, including financial statements, is being mailed to all stockholders of record together with this proxy statement. Any stockholder proposal intended to be included in Nucor's proxy statement for its 1999 annual meeting of stockholders must be received by Nucor not later than November 23, 1998.


                                       -

                     PROPOSAL 1 --  ELECTION OF DIRECTORS

     Nucor's Board of Directors recommends that Nucor's stockholders vote FOR the election of directors.

     Nucor's Board of Directors is divided into three classes. The terms of two directors, John D. Correnti and James D. Hlavacek, expire in 1998, and therefore two places on Nucor's Board are to be filled at the 1998 annual meeting of stockholders. It is intended that votes will be cast pursuant to the enclosed proxy (unless authority is specifically withheld) for re-election of Mr. Correnti and Mr. Hlavacek as directors for terms expiring in 2001 and until their successors are elected and qualified. They have agreed to continue to serve as directors if elected. If they should become unable to serve, the enclosed proxy will be voted for the election of such other persons, if any, as Nucor's Board of Directors may designate.

     Nucor's Board of Directors recommends a vote FOR the election of directors. Unless otherwise specified, proxies will be voted FOR the election of directors.

     The following table sets forth certain information about all of the directors, as of February 28, 1998:



                                                                                                             Common stock
                                                                                                             "beneficially
                                            Principal occupation                                              owned" (and
                                         and directorships in other                Director     Term          percent of
Name (and age)                                public companies                       since    expires        class) (Note)
H. David Aycock (67)       Former President of Nucor (until 1991);                  1971       2000       662,851       (0.75%)
                           Director, Bowater Incorporated
John D. Correnti (50)      Vice Chairman, President and Chief Executive Officer     1992       1998        56,260       (0.06%)
                           of Nucor; Director, CEM Corporation,
                           Harnischfeger Industries, Inc. and Navistar
                           International Corporation
James W. Cunningham (77)   Former Vice President of Nucor (until 1988)              1991       1999       456,064       (0.52%)
F. Kenneth Iverson (72)    Chairman of Nucor;                                       1965       1999       759,716       (0.86%)
                           Director, Tultex Corporation
James D. Hlavacek (54)     Managing Director, Market Driven Management              1996       1998         1,700          --
Samuel Siegel (67)         Vice Chairman, Chief Financial Officer,                  1968       2000       387,347       (0.44%)
                           Treasurer and Secretary of Nucor
All 24 directors and senior officers as a group (including those named above)                           3,033,052       (3.45%)

Note
Common stock "beneficially owned" includes (as defined by the rules of the Securities and Exchange Commission), the following shares not owned by the above-named persons, but which they have the right to acquire pursuant to the exercise of stock options: Mr. Correnti, 11,983; Mr. Iverson, 15,558; Mr. Siegel, 11,670; all directors and senior officers as a group (including those named above), 169,760. The above-named persons had sole voting and investment power (and shared voting and investment power) over shares "beneficially owned", as follows: Mr. Aycock, 530,551, (132,300); Mr. Correnti, 56,260
(none); Mr. Cunningham, none (456,064); Mr. Iverson, 512,203 (247,513); Mr.
Hlavacek, 1,700 (none); Mr. Siegel, 317,377 (69,970); all directors and senior officers as a group (including those named above) 2,080,952, (952,100).

     The Board of Directors of Nucor had seven meetings during 1997. The Board has a standing Audit Committee with the following functions: ratify the selection of the independent auditor; review the overall plan and scope of the annual audit; review annual financial statements; review the results of the annual audit; inquire into important accounting, reporting, control and audit matters; and report and make recommendations to the full Board. The members of the Audit Committee are Mr. Aycock, Mr. Cunningham, and Mr. Hlavacek. The Audit Committee held two meetings during 1997. The Board of Directors does not have a nominating or compensation committee; the Board itself performs these functions. Directors who are not senior officers are paid standard directors' fees of $5,400 quarterly. Audit Committee members are not paid additional fees.

                                       -

     The following table sets forth compensation information for the chief executive officer and for the other four highest- compensated senior officers whose cash compensation exceeded $100,000 for 1997:



                                                                          Summary Compensation Table
                                                                 Annual Compensation      Long-Term Compensation
                                                              -------------------------- ------------------------
                                                                               Cash           Stock       Stock
                                                                             Incentive      Incentive    Options
                                                                  Base     Compensation   Compensation   Granted
Name (and age)             Principal Positions(s)       Year     Salary       (Note)         (Note)      (shares)

 F. Kenneth Iverson (72)   Chairman                    1997    $345,161      $536,722       $397,564      3,783
                           (since 1996),               1996     333,150       485,985        359,958      3,941
                           previously Chairman and     1995     322,500       840,572        622,605      3,243
                           Chief Executive Officer     1994     312,225       843,007        624,431      2,717
                                                       1993     275,000       372,865        276,183      3,856
 John D. Correnti (50)     Vice Chairman, President,   1997     305,416       474,919        351,763      3,310
                           Chief Executive Officer     1996     280,392       409,024        302,940      3,449
                           (since 1996),               1995     242,300       631,537        467,797      2,162
                           previously President and    1994     234,600       633,420        469,197      1,812
                           Chief Operating Officer     1993     204,000       276,598        204,845      2,572
 Samuel Siegel (67)        Vice Chairman,              1997     259,325       403,248        298,668      2,837
                           Chief Financial Officer,    1996     250,350       365,200        270,504      2,955
                           Treasurer and Secretary     1995     242,300       631,537        467,797      2,433
                                                       1994     234,600       633,420        469,197      2,039
                                                       1993     207,000       280,666        207,866      2,894
 Larry A. Roos (56)        Vice President              1997     194,835       302,967        224,412      1,891
                                                       1996     185,666       270,842        200,583      1,970
                                                       1995     179,700       468,375        346,920      1,622
                                                       1994     164,570       444,339        329,115      1,359
                                                       1993     146,012       197,974        146,598      1,929
 Daniel R. DiMicco (47)    Vice President              1997     194,835       302,967        224,412      1,891
                                                       1996     185,666       270,842        200,583      1,970
                                                       1995     174,900       455,864        337,666      1,622
                                                       1994     157,500       425,250        314,962      1,359
                                                       1993     124,500       168,806        125,027      1,929

Note
All of Nucor's employees, except senior officers, participate in various incentive compensation plans which are based on Nucor's profitability and productivity. In addition, all of Nucor's employees, except senior officers, participate in Nucor's Profit Sharing Plans, pursuant to which Nucor contributes at least 10% of each year's pre-tax earnings. Nucor's senior officers participate only in Nucor's Senior Officers Cash and Stock Incentive Compensation Plans, which are based on Nucor's profitability. Pursuant to the Senior Officers Incentive Plans, a portion (approximately 3.5% for 1998 and 3.5% for 1997) of each year's pre-tax earnings (as defined) in excess of an earnings base ($240,000,000 for 1998 and $200,000,000 for 1997) is payable to senior officers, partly in cash and partly in stock, as incentive compensation. The cash and stock are allocated for each year to senior officers according to base salary. Since the inception of the Senior Officers Incentive Plans in 1966, the earnings base (below which nothing is payable) has been increased eighteen times, from $500,000 to the present $240,000,000. Pursuant to the Senior Officers Incentive Stock Plan, the above-named persons held shares of stock, which have been issued during the 32 years since the 1966 effective inception of the Stock Plan, and which were restricted as to transfer at December 31, 1997 (with "value" as defined by the rules of the Securities and Exchange Commission) as follows: Mr. Iverson, 17,729 ($856,532); Mr. Correnti, 40,394 ($1,951,535); Mr. Siegel, 13,324 ($643,716); Mr. Roos, 35,538
($1,716,930); Mr. DiMicco, 14,181 ($685,120).


                                       -

     The following tables set forth stock option information for the chief executive officer and for the four other highest-compensated senior officers whose cash compensation exceeded $100,000 for 1997:


                      Stock Option Grants in 1997 (Note)



                                                                                 Potential Realizable Value
                                                                                of Stock Options Granted in
                                   Stock Options Granted in 1997                            1997
                     ---------------------------------------------------------- ----------------------------
                      Number   Percent of Total                                    5% Annual     10% Annual
                        of        Granted to      Exercise       Expiration       Stock Price   Stock Price
Name                  Shares     All Employees      Price           Date         Appreciation   Appreciation
F. Kenneth Iverson    2,041           1.3%        $  48.99  February 28, 2002       $27,625       $61,044
                      1,742           1.1%           57.38    August 31, 2002        27,616        61,024
John D. Correnti      1,786           1.2%           48.99  February 28, 2002        24,174        53,417
                      1,524           1.0%           57.38    August 31, 2002        24,160        53,387
Samuel Siegel         1,530           1.0%           48.99  February 28, 2002        20,709        45,761
                      1,307           0.9%           57.38    August 31, 2002        20,720        45,786
Larry A. Roos         1,020           0.7%           48.99  February 28, 2002        13,806        30,507
                        871           0.6%           57.38    August 31, 2002        13,808        30,512
Daniel R. DiMicco     1,020           0.7%           48.99  February 28, 2002        13,806        30,507
                        871           0.6%           57.38    August 31, 2002        13,808        30,512

Note
137 key employees, including senior officers, participate in Nucor's Key Employees Incentive Stock Option Plans, pursuant to which stock options are granted at 100% of the market value on the date of grant. During 1997, key employees, other than the above-named senior officers, were granted stock options for 139,493 shares (91% of the total stock options granted to all employees), at the same exercise prices and expiration dates as the above-named senior officers. The potential realizable value of stock options granted to these other key employees was $2,039,089 at 5% annual stock price appreciation and $4,505,851 at 10% annual stock price appreciation.


                        Stock Option Exercises in 1997
                  and Year-End 1997 Stock Option Data (Note)



                                                              Number of Unexercised        "Value" of Unexercised
                                                                  Stock Options          In-the-Money Stock Options
                       Stock Options Exercised in 1997          at Year-End 1997              at Year-End 1997
                     ------------------------------------ ----------------------------- ----------------------------
Name                  Shares Acquired   "Value" Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
F. Kenneth Iverson         none               none           15,798          1,742         $17,710         none
John D. Correnti          4,264             $112,587         11,781          1,524          12,168         none
Samuel Siegel              none               none           11,851          1,307          13,291         none
Larry A. Roos              none               none            5,971            871             855         none
Daniel R. DiMicco         1,929               21,156          5,971            871             855         none

Note
"Value" (as defined by the rules of the Securities and Exchange Commission) is the excess of the market price over the exercise price. During 1997, key employees, other than the above-named senior officers, acquired 103,629 shares on exercise of stock options, with a "value" realized of $2,691,768. At year-end 1997, these other key employees had 540,358 unexercised stock options, 476,067 of which were exercisable and 64,291 were unexercisable. At year-end 1997, these other key employees had unexercised in-the-money stock options, with a "value" of $412,665 for exercisable stock options, and none for unexercisable stock options.


                                       -

           BOARD OF DIRECTORS REPORT ON SENIOR OFFICERS COMPENSATION

     Nucor's senior officers compensation program is significantly oriented towards Nucor's Senior Officers Cash and Stock Incentive Compensation Plans. These Senior Officers Incentive Plans directly link Nucor's performance and the senior officers' compensation. All of Nucor's senior officers, including the chief executive officer, participate in the Senior Officers Incentive Plans. These Senior Officers Incentive Plans began in 1966 and are based solely on Nucor's profitability, with a portion of each year's pre-tax earnings in excess of an earnings base payable to senior officers, partly in cash and partly in stock. The cash and stock are allocated for each year to senior officers according to base salary. Nucor's Board of Directors reviews national surveys of the base salaries and total compensation of chief executive officers and senior officers in manufacturing companies with sales comparable to Nucor. Nucor's Board of Directors then sets the base salaries of Nucor's chief executive officer and senior officers at a low level compared with the median for comparable positions in such other manufacturing companies. Nucor's Board of Directors then also sets the earnings base for the Senior Officers Incentive Plans (below which nothing is payable), taking into consideration Nucor's growth, profitability and capital. Since the inception of the Senior Officers Incentive Plans in 1966, this earnings base (below which nothing is payable) has been increased eighteen times, from $500,000 to the present $240,000,000.
     All of Nucor's 137 key employees, including senior officers, participate in Nucor's Key Employees Incentive Stock Option Plan. Under the Incentive Stock Option Plan, stock options are granted at 100% of the market value on the date of grant. Stock option grants to Nucor's chief executive officer and senior officers are substantially below the median for comparable positions in manufacturing companies with sales comparable to Nucor. The dollar amount of options granted for key employees is established by Nucor's Board of Directors. The Incentive Stock Option Plan provides incentive for all key employees, including the chief executive officer and senior officers, by further identifying their interests with those of Nucor's stockholders, since these key employees benefit only if Nucor's stockholders benefit by increases in Nucor's stock price.
     Nucor's senior officers do not participate in Nucor's Profit Sharing Plans. Nucor's senior officers do not participate in any pension plan.
     Nucor has received commendations for its long-term policy (more than 30 years) of linking senior officers compensation to Nucor's performance. Since Nucor's present management was elected in late 1965, Nucor's sales have increased 19,000%; Nucor's net earnings have increased 465,000%; Nucor's stockholders' equity has increased 246,000%; and the total market value of Nucor's common stock has increased 28,000%. Nucor's entire Board of Directors, which performs the functions of determining senior officers' compensation and rendering this report, consisted of the following: H. David Aycock, John D. Correnti, James W. Cunningham, James D. Hlavacek, F. Kenneth Iverson, and Samuel Siegel.



                            STOCK PERFORMANCE GRAPH

                           (plot points of the graph)


Measurement Period          Nucor         S&P 500      S&P Steel Group
     (year)              Corporation       Index

      1992                  100.00         100.00           100.00
      1993                  135.70         110.08           131.58
      1994                  142.18         111.53           127.97
      1995                  147.46         153.45           118.67
      1996                  132.45         188.68           105.95
      1997                  126.47         251.63           107.79



(graph appears here.)                             This graphic comparison
                                                  assumes the investment of
                                                  $100 in Nucor Common Stock,
                                                  $100 in the S&P 500 Index,
                                                  and $100 in the S&P Steel
                                                  Group Index, all at year-end
                                                  1992. The resulting
                                                  cumulative total return
                                                  assumes that cash dividends
                                                  were reinvested. Nucor Common
                                                  Stock comprised 28% of the
                                                  S&P Steel Group Index at
                                                  year-end 1997 (35% at
                                                  year-end 1992).

                                       -

           PROPOSAL 2 --  AMENDMENT TO CERTIFICATE OF INCORPORATION

     Nucor's Board of Directors recommends that Nucor's stockholders vote FOR an amendment to Nucor's Certificate of Incorporation.

     Nucor's Board of Directors recommends that the stockholders approve an amendment to the Certificate of Incorporation, which would increase the number of authorized shares of common stock to 200,000,000. The present Certificate authorizes the issuance of 100,000,000 shares of common stock, $0.40 par value, and 250,000 shares of preferred stock, $4.00 par value. No preferred stock is outstanding. As of February 28, 1998, 88,043,678 shares of common stock were outstanding; 3,550,835 shares were reserved for issuance under existing Key Employees Incentive Stock Option Plans; and 8,405,487 shares (including 1,989,335 treasury shares) were unreserved and available for use. If the increase in authorized common stock is approved, the number of shares unreserved and available for use will increase to 108,405,487.

     The 100,000,000 additional authorized shares of common stock will be available for future corporate purposes, including (but not in limitation) possible acquisitions and stock splits. Except for shares which may be issued under the Key Employees Incentive Stock Option Plans, the Senior Officers Incentive Stock Compensation Plan, and an Employee Service Award Plan, Nucor has no present plans for issuance of additional common stock. No holder of Nucor stock has a preemptive right to acquire any additional common stock, except as may be required by law or the rules of the New York Stock Exchange, on which the common stock is listed. Any issuance of common stock, or securities convertible into common stock, may or may not dilute the ownership position of stockholders, depending on the circumstances under which the stock is issued. In recent years, most of the common stock issued by Nucor has been for stock splits, which resulted in no dilution.

     Since 1975, the authorized shares of common stock have been increased six times, from 3,750,000 shares to the present 100,000,000 shares. During this same period, there have been seven stock splits. In some instances, the existence of substantial amounts of authorized but unissued common stock could discourage a change in control of Nucor. For many years, Nucor's Certificate of Incorporation has contained the following provisions, which also could discourage changes in control: (1) cumulative voting for directors (since
1958); (2) authorized preferred stock, with voting and other rights determined by the directors (since 1964); (3) classification of directors (since 1969); and (4) 80% vote for merger or asset transfer with an entity that owns more than 10% of Nucor's stock (since 1974).

     Section A of Article IV of the Certificate of Incorporation, as amended, would read as follows (new language ITALICIZED):

     "A. The total number of shares of Common Stock which the corporation shall have authority to issue is TWO HUNDRED MILLION (200,000,000) and the par value of each share is forty cents ($0.40), amounting in the aggregate to EIGHTY MILLION DOLLARS ($80,000,000). The total number of shares of Preferred Stock which the corporation shall have authority to issue is two hundred fifty thousand (250,000) and the par value of each share is four dollars ($4.00), amounting in the aggregate to one million dollars ($1,000,000)."

     Nucor's Board of Directors recommends a vote FOR approval of the foregoing Amendment. Unless otherwise specified, proxies will be voted FOR the Amendment. The affirmative vote of a majority of the outstanding shares entitled to vote is necessary for approval.


                                 OTHER MATTERS

     Nucor's Board of Directors does not intend to present any matters to the meeting other than as set forth above, and knows of no other matter to be brought before the meeting. However, if any other matter comes before the meeting, or any adjournment, it is intended that the persons named in the enclosed proxy will vote such proxy according to their best judgement.

     Nucor's financial statements are audited by Coopers & Lybrand L.L.P. A representative of that firm will be present at the meeting with an opportunity to make a statement and answer appropriate questions.

                                            By order of the Board of Directors,

                                                             F. KENNETH IVERSON
March 23, 1998                                                         Chairman



         PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD
                 IN THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED.

                                       -

                                   APPENDIX
                               nucor corporation

PROXY        2100 Rexford Road, Charlotte, North Carolina 28211
                    Phone (704) 366-7000 Fax (704) 362-4208

     Proxy solicited on behalf of Board of Directors for 1998 annual meeting of stockholders, to be held at 2:00 P.M. on Thursday, May 14, 1998, in Room C on the 11th Floor of Chase Manhattan Bank, 270 Park Avenue (between 47th and 48th Streets), New York City.
     F. Kenneth Iverson and Samuel Siegel, or either of them, with power of substitution, are appointed proxies to vote all shares of the undersigned at the 1998 annual meeting of stockholders, and any adjournment, on the following proposals, as set forth in the proxy statement, and upon such other matters as may properly come before the meeting:

     1.   Elect two directors for three years
          (Nucor's Board of Directors recommends a vote FOR).
     2. Approve an amendment to Nucor's Certificate of Incorporation (Nucor's Board of Directors recommends a vote FOR).

     THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AND FOR PROPOSAL 2, UNLESS OTHERWISE INDICATED.

                     PLEASE SIGN AND DATE ON THE OTHER SIDE

                Please Detach and Mail in the Envelope Provided

--------------------------------------------------------------------------------

A  [X]  Please mark your votes as in this example

Nucor's Board of Directors recommends that you vote FOR 1

                                                 VOTE
                                         FOR   WITHHELD
1. Elect as directors the two nominees   [ ]     [ ]    Nominees:
                                                          John D. Correnti
                                                          James D. Hlavacek

(To withold your vote for either nominee, strike a line through that person's name.)

--------------------------------------------------------------------------------

Nucor's Board of Directors recommends that you vote FOR 2


                                         FOR   AGAINST   ABSTAIN
2. Approve amendment to Certificate      [ ]     [ ]       [ ]
   of Incorporation

THIS PROXY WILL BE VOTED FOR 1 AND FOR 2, UNLESS OTHERWISE INDICATED. IF YOU WISH TO FOLLOW THE RECOMMENDATIONS OF NUCOR'S BOARD OF DIRECTORS, IT IS NOT NECESSARY TO CHECK ANY OF THE BOXES.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE. NO POSTAGE REQUIRED.


Signed___________________________________________ Dated_____________, 1998
      (Please sign your name exactly as printed.)